EXHIBIT 99.3

URS CORPORATION AND SUBSIDIARIES

FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheets: October 3, 2014 and September 27, 2013	2

Condensed Consolidated Statement of Operations: Three And Nine Months Ended October 3, 2014 and September 27, 2013	3

Condensed Consolidated Statements of Comprehensive Income: Three And Nine Months Ended October 3, 2014 and September 27, 2013	4

Condensed Consolidated Statements of Cash Flows: Nine Months Ended October 3, 2014 and September 27, 2013	5

URS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(In millions, except per share data)

	October 3, 2014	January 3, 2014
ASSETS
Current assets:
Cash and cash equivalents	$365	$284
Accounts receivable, including retentions of $154 and $117, respectively	1,401	1,393
Costs and accrued earnings in excess of billings on contracts	1,332	1,521
Less receivable allowances	(55)	(65)
Net accounts receivable	2,678	2,849
Other current assets	314	258
Total current assets	3,357	3,391
Investments in and advances to unconsolidated joint ventures	231	245
Property and equipment, net of accumulated depreciation of $719 and $676, respectively	573	608
Intangible assets, net	490	570
Goodwill	3,681	3,696
Other long-term assets	221	208
Total assets	$8,553	$8,718
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$47	$45
Accounts payable and subcontractors payable, including retentions of $30 and $29, respectively	695	688
Accrued salaries and employee benefits	540	507
Billings in excess of costs and accrued earnings on contracts	199	233
Other current liabilities	309	366
Total current liabilities	1,790	1,839
Long-term debt	1,714	1,667
Deferred tax liabilities	453	444
Self-insurance reserves	128	127
Pension and post-retirement benefit obligations	260	286
Other long-term liabilities	146	128
Total liabilities	4,491	4,491
Commitments and contingencies (Note 12)
URS stockholders’ equity:
Preferred stock, authorized 3 shares; no shares outstanding	—	—
Common stock, par value $.01; authorized 200 shares; 89 and 89 shares issued, respectively; and 69 and 75 shares outstanding, respectively	1	1
Treasury stock, 20 and 14 shares at cost, respectively	(854)	(588)
Additional paid-in capital	3,071	3,038
Accumulated other comprehensive loss	(242)	(201)
Retained earnings	1,940	1,831
Total URS stockholders’ equity	3,916	4,081
Noncontrolling interests	146	146
Total stockholders’ equity	4,062	4,227
Total liabilities and stockholders’ equity	$8,553	$8,718

See Notes to Condensed Consolidated Financial Statements

URS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(In millions, except per share data)

	Three Months Ended		Nine Months Ended
	October 3,	September 27,	October 3,	September 27,
	2014	2013	2014	2013

Revenues	$2,566	$2,736	$7,658	$8,330
Cost of revenues	(2,436)	(2,560)	(7,290)	(7,852)
General and administrative expenses	(15)	(14)	(64)	(60)
Transaction-related expenses (Note 1)	(32)	—	(32)	—
Equity in income of unconsolidated joint ventures	17	17	53	59
Operating income	100	179	325	477
Interest expense	(18)	(23)	(54)	(66)
Other income (expenses)	—	2	(3)	(4)
Income before income taxes	82	158	268	407
Income tax expense	(16)	(43)	(55)	(123)
Net income including noncontrolling interests	66	115	213	284
Noncontrolling interests in income of consolidated subsidiaries	(23)	(26)	(55)	(56)
Net income attributable to URS	$43	$89	$158	$228

Earnings per share (Note 3):
Basic	$0.63	$1.21	$2.27	$3.08
Diluted	$0.62	$1.20	$2.25	$3.07
Weighted-average shares outstanding (Note 3):
Basic	68.6	$73.6	$69.5	$73.9
Diluted	69.3	$73.9	$70.1	$74.3

Cash dividends declared per share (Note 10)	$0.22	$0.21	$0.66	$0.63

See Notes to Condensed Consolidated Financial Statements

URS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME - UNAUDITED

(In millions)

	Three Months Ended		Nine Months Ended
	October 3,	September 27,	October 3,	September 27,
	2014	2013	2014	2013
Comprehensive income:
Net income including noncontrolling interests	$66	$115	$213	$284
Pension and post-retirement related adjustments, net of tax	8	1	8	7
Foreign currency translation adjustments, net of tax	(72)	27	(49)	(49)
Comprehensive income	2	143	172	242
Noncontrolling interests in comprehensive income of consolidated subsidiaries	(23)	(26)	(55)	(56)
Comprehensive income attributable to URS	$(21)	$117	$117	$186

See Notes to Condensed Consolidated Financial Statements

URS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(In millions)

	Nine Months Ended
	October 3,	September 27,
	2014	2013
Cash flows from operating activities:
Net income including noncontrolling interests	$213	$284
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	105	116
Amortization of intangible assets	72	81
Gain on disposal of property and equipment	(11)	(22)
Deferred income taxes	(39)	36
Stock-based compensation	33	36
Equity in income of unconsolidated joint ventures	(52)	(59)
Dividends received from unconsolidated joint ventures	63	75
Changes in operating assets, liabilities and other:
Accounts receivable and costs and accrued earnings in excess of billings on contracts	141	21
Other current assets	(21)	21
Other long-term assets	(3)	(61)
Accounts payable, accrued salaries and employee benefits, and other current liabilities	6	(120)
Billings in excess of costs and accrued earnings on contracts	(32)	(63)
Other long-term liabilities	18	13
Total adjustments and changes	280	74
Net cash from operating activities	493	358
Cash flows from investing activities:
Proceeds from disposal of property and equipment	34	33
Changes in restricted cash	7	5
Capital expenditures, less equipment purchased through capital leases and equipment notes	(69)	(69)
Net cash from investing activities	(28)	(31)

See Notes to Condensed Consolidated Financial Statements

URS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED (Continued)

(In millions)

	Nine Months Ended
	October 3,	September 27,
	2014	2013

Cash flows from financing activities:
Payments on long-term debt	(6)	(4)
Borrowings from revolving line of credit	811	929
Payments on revolving line of credit	(788)	(987)
Net payments on other indebtedness	(28)	(33)
Net change in overdrafts	(1)	(55)
Proceeds from employee stock purchases and exercises of stock options	7	15
Distributions to noncontrolling interests	(57)	(49)
Dividends paid	(46)	(47)
Repurchases of common stock and stock repurchased in connection with exercises of stock options and vesting of restricted stock awards	(273)	(93)
Net cash from financing activities	(381)	(324)
Net change in cash and cash equivalents	84	3
Effect of foreign exchange rate changes on cash and cash equivalents	(3)	(3)
Cash and cash equivalents at beginning of period	284	315
Cash and cash equivalents at end of period	$365	$315

Supplemental information:
Interest paid	$63	$47
Taxes paid	$49	$89

Supplemental schedule of non-cash investing and financing activities:
Equipment acquired with capital lease obligations and equipment note obligations	$39	$36
Cash dividends declared but not paid	$20	$18

See Notes to Condensed Consolidated Financial Statements

URS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED

NOTE 1.  BUSINESS, BASIS OF PRESENTATION, AND ACCOUNTING POLICIES

Overview

The accompanying unaudited condensed consolidated financial statements and related notes have been prepared in accordance with generally accepted accounting principles (“GAAP”) in the United States (“U.S.”). for interim financial information.  Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements.

You should read our unaudited condensed consolidated financial statements in conjunction with the audited consolidated financial statements and related notes contained in our Revised Form 10-K for our fiscal year ended January 3, 2014, which was attached as Exhibit 99.1 to our Current Report on Form 8-K (“Current Report on Form 8-K”) filed on August 1, 2014, as amended.  The results of operations for the three and nine months ended October 3, 2014 are not indicative of the operating results for the full year or for future years.

In our opinion, the accompanying unaudited condensed consolidated financial statements reflect all normal and recurring adjustments that are necessary for a fair statement of our financial position, results of operations and cash flows for the interim periods presented.

Material Transaction

On July 11, 2014, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AECOM Technology Corporation (“AECOM”), ACM Mountain I, LLC, a direct wholly-owned subsidiary of AECOM (“Merger Sub”), and ACM Mountain II, LLC, a direct wholly-owned subsidiary of AECOM (“Merger Sub I”).  On October 17, 2014, AECOM completed the acquisition of URS.  At the effective time, as defined in the Merger Agreement, Merger Sub merged with and into URS, with URS continuing as the surviving entity.  Immediately after the Merger and as part of a single integrated transaction, URS merged with and into Merger Sub I, with Merger Sub I surviving as a direct wholly-owned subsidiary of AECOM with the name “AECOM Global II, LLC”. Each issued and outstanding share of URS common stock was cancelled and converted into the right to receive, at the election of the holder, either per-share consideration of $53.991 in cash or 1.8879 shares of AECOM common stock. Non-electing holders will receive a combination of cash and stock as provided for in the merger agreement. For the three and nine months ended October 3, 2014, we recorded transaction-related expenses of $32 million, including legal fees, consultation fees, travel expenses, and other miscellaneous direct and incremental administrative expenses.

On October 17, 2014, we notified the New York Stock Exchange (the “NYSE”) of the effectiveness of the merger. Trading of the URS Common Stock was suspended before the opening of trading on October 17, 2014. On October 20, 2014, the NYSE filed an application to delist and deregister the URS Common Stock with the Securities and Exchange Commission.

The financial statements included in these unaudited condensed consolidated financial statements and related notes do not reflect any adjustments or otherwise give effect to the Merger.

Principles of Consolidation and Basis of Presentation

Our condensed consolidated financial statements include the financial position, results of operations and cash flows of URS Corporation and our majority-owned subsidiaries and joint ventures that are required to be consolidated.

Investments in unconsolidated joint ventures are accounted for using the equity method and are included as “Investments in and advances to unconsolidated joint ventures” on our Condensed Consolidated Balance Sheets.  All significant intercompany transactions and accounts have been eliminated in consolidation.

We have evaluated subsequent events for the period from October 3, 2014, the date of these financial statements, through December 19, 2014, which is the date these financial statements were considered available to be issued.

URS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED

(Continued)

Use of and Changes in Estimates

The preparation of our unaudited condensed consolidated financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and related disclosures at the balance sheet dates, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  On an ongoing basis, we review our estimates based on information that is currently available.  Changes in facts and circumstances may cause us to revise our estimates.

Our business activities involve making significant estimates and assumptions in the normal course of business relating to our contracts.  We focus on evaluating the performance of contracts individually.  These estimates and assumptions can vary in the normal course of business as contracts progress, when estimated productivity assumptions change based on experience to-date and as uncertainties are resolved.  We use the cumulative catch-up method applicable to construction contract accounting to account for revisions in estimates.

There were no material changes in estimates for the three and nine months ended October 3, 2014.

During the nine months ended September 27, 2013, our results of operations included the recognition of $28 million of performance-based incentive fees from our work managing chemical demilitarization programs.  These changes in estimates resulted in increases of $28 million in operating income, $17 million in net income and $0.22 in diluted earnings per common share (“diluted EPS”) for the nine months ended September 27, 2013.  There were no material changes in estimates for the three months ended September 27, 2013.

NOTE 2.  ADOPTED AND OTHER RECENTLY ISSUED STATEMENTS OF FINANCIAL ACCOUNTING STANDARDS

From time to time, the Financial Accounting Standards Board (“FASB”) issues accounting standards updates (each being an “ASU”) to its Accounting Standards Codification (“ASC”), which constitutes the primary source of U.S. GAAP.  We regularly monitor ASUs as they are issued and consider their applicability to our business.  All applicable ASUs are adopted by the due date and in the manner prescribed by the FASB.  ASUs adopted during the nine months ended October 3, 2014 did not have a material impact on our condensed consolidated financial statements.

In May 2014, the FASB issued an ASU related to revenue recognition, which provides a new principle-based model of revenue recognition that will supersede nearly all existing revenue recognition guidance under U.S. GAAP.  The core principle of this ASU is that an entity should recognize revenues when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.  This ASU also requires additional disclosures about the nature, amount, timing, and uncertainty of revenues and cash flows arising from customer contracts.  This ASU will be effective beginning with our first interim period in fiscal year 2017.  Early adoption is not permitted.  The ASU allows for either full retrospective or modified retrospective adoption.  We are evaluating the transition method that will be elected and the potential effects of the adoption of this ASU on our consolidated financial statements.

URS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED

(Continued)

NOTE 3.  EARNINGS PER SHARE

In our computation of diluted EPS, we exclude the potential shares related to nonvested restricted stock awards and units that have an anti-dilutive effect on EPS or that currently have not met performance conditions.  For the three and nine months ended October 3, 2014 and September 27, 2013, Potential shares related to nonvested restricted stock awards and units that have an anti-dilutive effect were less than half a million shares.

The following table summarizes the components of weighted-average common shares outstanding for both basic and diluted EPS:

	Three Months Ended		Nine Months Ended
	October 3,	September 27,	October 3,	September 27,
(In millions)	2014	2013	2014	2013

Weighted-average shares of common stock outstanding (1)	68.6	73.6	69.5	73.9
Effect of dilutive restricted stock awards and units and employee stock purchase plan shares	0.7	0.3	0.6	0.4
Weighted-average shares of common stock outstanding — Diluted	69.3	73.9	70.1	74.3

(1)   Weighted-average shares of common stock outstanding are net of treasury stock and exclude nonvested restricted stock awards.

NOTE 4.  ACCOUNTS RECEIVABLE AND COSTS AND ACCRUED EARNINGS IN EXCESS OF BILLINGS ON CONTRACTS

The following table summarizes the components of our accounts receivable and costs and accrued earnings in excess of billings on contracts (“Unbilled Accounts Receivable”) with the U.S. federal government and with other customers as of October 3, 2014 and January 3, 2014:

	October 3,	January 3,
(In millions)	2014	2014
Accounts receivable:
U.S. federal government	$331	$353
Others	1,070	1,040
Total accounts receivable	$1,401	$1,393
Unbilled Accounts Receivable:
U.S. federal government	$685	$856
Others	795	796
Total	1,480	1,652
Less: Amounts included in Other long-term assets	(148)	(131)
Unbilled Accounts Receivable	$1,332	$1,521

As of October 3, 2014 and January 3, 2014, we had one project with accounts receivable balances of $107 million and $82 million, respectively, relating to an outstanding claim.  See Note 12, “Commitments and Contingencies,” for further discussion regarding the Department of Energy (“DOE”) Deactivation, Demolition, and Removal Project.

URS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED

(Continued)

NOTE 5.  JOINT VENTURES

We analyze all of our joint ventures and classify them into two groups:

•                  Joint ventures that must be consolidated either because they are not variable interest entities (“VIEs”) and we hold the majority voting interest, or because they are VIEs of which we are the primary beneficiary; and

•                  Joint ventures that do not need to be consolidated either because they are not VIEs and we do not hold a majority voting interest, or because they are VIEs of which we are not the primary beneficiary.

We perform a quarterly review of our joint ventures to determine whether there were any changes in the status of the VIEs or changes to the primary beneficiary designation of each VIE.  We determined that no such changes occurred during the nine months ended October 3, 2014.

In the table below, we have aggregated financial information relating to our VIEs because their nature and risk and reward characteristics are similar.  None of our current joint ventures that meets the characteristics of a VIE is individually significant to our consolidated financial statements.

Consolidated Joint Ventures

The following table presents the total assets and liabilities of our consolidated joint ventures:

	October 3,	January 3,
(In millions)	2014	2014
Cash and cash equivalents	$109	$89
Net accounts receivable	212	200
Other current assets	2	3
Noncurrent assets	148	143
Total assets	$471	$435

Accounts and subcontractors payable	$112	$94
Billings in excess of costs and accrued earnings on contracts	5	15
Accrued expenses and other	34	40
Noncurrent liabilities	15	12
Total liabilities	166	161

Total URS equity	159	128
Noncontrolling interests	146	146
Total owners’ equity	305	274
Total liabilities and owners’ equity	$471	$435

Total revenues of the consolidated joint ventures were $327 million and $291 million for the three months ended October 3, 2014 and September 27, 2013, respectively, and $844 million and $820 million for the nine months ended October 3, 2014 and September 27, 2013, respectively.

The assets of our consolidated joint ventures are restricted for use only by the particular joint venture and are not available for our general operations.

URS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED

(Continued)

Unconsolidated Joint Ventures

We use the equity method of accounting for our unconsolidated joint ventures.  Under the equity method, we recognize our proportionate share of the net earnings of these joint ventures as a single line item under “Equity in income of unconsolidated joint ventures” in our Condensed Consolidated Statements of Operations.

The table below presents financial information, derived from the most recent financial statements provided to us, in aggregate, for our unconsolidated joint ventures:

Unconsolidated
(In millions)	VIEs
October 3, 2014
Current assets	$660
Noncurrent assets	$21
Current liabilities	$446
Noncurrent liabilities	$25

January 3, 2014
Current assets	$616
Noncurrent assets	$37
Current liabilities	$433
Noncurrent liabilities	$7

Three months ended October 3, 2014 (1)
Revenues	$510
Cost of revenues	$(468)
Income from continuing operations before tax	$42
Net income	$36

Three months ended September 27, 2013 (1)
Revenues	$481
Cost of revenues	$(430)
Income from continuing operations before tax	$51
Net income	$47

Nine months ended October 3, 2014 (1)
Revenues	$1,556
Cost of revenues	$(1,412)
Income from continuing operations before tax	$144
Net income	$130

Nine months ended September 27, 2013 (1)
Revenues	$1,593
Cost of revenues	$(1,424)
Income from continuing operations before tax	$169
Net income	$157

(1)         Income from unconsolidated U.S. joint ventures is generally not taxable in most tax jurisdictions in the U.S.  The tax expenses on our other unconsolidated joint ventures are primarily related to foreign taxes.

We received $19 million and $23 million, respectively, of distributions from unconsolidated joint ventures for the three months ended October 3, 2014 and September 27, 2013 and $63 million and $75 million, respectively, for the nine months ended October 3, 2014 and September 27, 2013.

URS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED

(Continued)

Exposure to Loss

In addition to potential losses arising out of the carrying values of the assets and liabilities of our unconsolidated joint ventures, our maximum exposure to loss also includes performance assurances and guarantees we sometimes provide to clients on behalf of joint ventures that we do not directly control.  We enter into these guarantees primarily to support the contractual obligations associated with the joint ventures’ projects.  The potential payment amount of an outstanding performance guarantee is typically the remaining cost of work to be performed by or on behalf of third parties under engineering and construction contracts.

However, the majority of the unconsolidated joint ventures in which we participate involve cost-reimbursable, level-of-effort projects that are accounted for as service-type projects, not engineering and construction projects that would follow the percentage-of-completion or completed-contract accounting method.  Revenues for service-type contracts are recognized in proportion to the number of service activities performed, in proportion to the direct costs of performing the service activities, or evenly across the period of performance, depending upon the nature of the services provided.  The services we provide on these cost-reimbursable contracts are management and operations services for government clients and operations and maintenance services for non-government clients.  We believe that, due to the continual changes we experience in client funding and scope definitions, reliable estimates of performance guarantees cannot be calculated because they cannot be reliably predicted.  In addition, we participate in joint ventures in which the level of our participation is so minimal that we do not have access to those joint ventures’ estimates to complete.  The joint ventures where we perform engineering and construction contracts and where we have access to the estimates to complete, which are needed to calculate the performance guarantees, are immaterial.

NOTE 6.  BILLINGS IN EXCESS OF COSTS AND ACCRUED EARNINGS ON CONTRACTS

Billings in excess of costs and accrued earnings on contracts consisted of the following:

	October 3,	January 3,
(In millions)	2014	2014
Billings in excess of costs and accrued earnings on contracts	$155	$193
Project-related legal liabilities and other project-related reserves	40	35
Estimated losses on uncompleted contracts	4	5
Total	$199	$233

NOTE 7.  INDEBTEDNESS

Indebtedness consisted of the following:

	October 3,	January 3,
(In millions)	2014	2014
Term loan, net of debt issuance costs	$603	$602
3.85% Senior Notes (net of discount)	400	400
5.00% Senior Notes (net of discount)	599	599
Revolving line of credit	22	—
Other indebtedness	137	111
Total indebtedness	1,761	1,712
Less:
Current portion of long-term debt	47	45
Long-term debt	$1,714	$1,667

URS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED

(Continued)

2011 Credit Facility

As of both October 3, 2014 and January 3, 2014, the outstanding balance of the term loan under our senior credit facility (“2011 Credit Facility”) was $605 million.  As of October 3, 2014 and January 3, 2014, the interest rates applicable to the term loan were 1.65% and 1.67%, respectively.  Loans outstanding under our 2011 Credit Facility bear interest, at our option, at the base rate or at London Interbank Offered Rate (“LIBOR”) plus, in each case, an applicable per annum margin.  The applicable margin is determined based on the better of our debt ratings or our leverage ratio in accordance with a pricing grid.  The interest rate at which we normally borrow is LIBOR plus 150 basis points.

We were in compliance with the covenants of our 2011 Credit Facility as of October 3, 2014.

As of both October 3, 2014 and January 3, 2014, the estimated fair market value of the term loan under our 2011 Credit Facility was approximately $604 million.  The carrying value of this term loan on our Condensed Consolidated Balance Sheets as of both October 3, 2014 and January 3, 2014 was $605 million, excluding unamortized issuance costs.  The fair value of our term loan as of October 3, 2014 was derived by taking the mid-point of the trading prices from an observable market input (Level 2) in the secondary loan market and multiplying it by the outstanding balance of our term loan.  The fair value of our term loan as of January 3, 2014 was determined to be at par less issuance fees as the agreement was amended on December 19, 2013 (Level 2).

On October 17, 2014, in connection with the completion of the merger with AECOM, we terminated the 2011Credit Agreement, dated as of October 19, 2011.

Senior Notes

On March 15, 2012, URS Corporation, the parent company (“Parent”), and URS Fox US LP (“Fox LP”), a 100% owned subsidiary of Parent issued, in a private placement, $400 million aggregate principal amount of 3.85% Senior Notes due on April 1, 2017 and $600 million aggregate principal amount of 5.00% Senior Notes due on April 1, 2022.  Substantially all of the Senior Notes were exchanged for new Senior Notes registered under the Securities Act of 1933, as amended, as of January 9, 2014 (collectively, the “Senior Notes.  As of October 3, 2014, the outstanding balance of the Senior Notes was $999 million, net of $1 million of discount. “).  On October 24, 2014, $572 million of these outstanding senior notes were redeemed.

The Senior Notes are our general unsecured senior obligations and rank equally with our other existing and future unsecured senior indebtedness.  The Senior Notes are fully and unconditionally guaranteed (each a “Guarantee” or, collectively, the “Guarantees”) on a joint-and-several basis by each of our current and future domestic subsidiaries that are guarantors under our 2011 Credit Facility or that are 100% owned domestic obligors or 100% owned domestic guarantors, individually or collectively, under any future indebtedness of our subsidiaries in excess of $100 million (the “Guarantors”).  The Guarantees are the Guarantors’ unsecured senior obligations and rank equally with the Guarantors’ other existing and future unsecured senior indebtedness.

The Guarantee of a Guarantor will, so long as no event of default shall have occurred and be continuing with respect to the Senior Notes, be automatically and unconditionally released and discharged without any action on the part of the trustee or the holders of the Senior Notes:

(a)         with respect to a Guarantor which, individually or together with the Parent’s other domestic subsidiaries, no longer has any indebtedness of borrowed money in excess of $100 million outstanding and no longer guarantees, individually or together with the Parent’s other domestic subsidiaries, any indebtedness in excess of $100 million incurred by the Parent or any of the Parent’s other 100% owned domestic subsidiaries;

(b)   unless the Guarantor is the surviving entity (i) upon the sale, lease or exchange of all or substantially all of the Guarantor’s assets to any person or entity not an affiliate of the Parent or (ii) upon any sale, exchange or transfer, to any person or entity not an affiliate of the Parent, of all of the Parent’s direct and indirect interest in such Guarantor;

(c)          upon the full and final payment and performance of all obligations under the indenture and the Senior Notes;

URS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED

(Continued)

(d)         upon liquidation and dissolution of a Guarantor in a transaction that is not prohibited by the indenture; or

(e)          upon legal defeasance, covenant defeasance or satisfaction and discharge of the indenture.

In addition, the Guarantee of any domestic subsidiary that is a Guarantor will be automatically and unconditionally released and discharged, without any further action required by such Guarantor, the trustee, or the holders of the Senior Notes, if at any time such domestic subsidiary of the Parent that is a Guarantor is no longer a domestic subsidiary of the Parent.

We were in compliance with the covenants of our Senior Notes as of October 3, 2014.

As of October 3, 2014 and January 3, 2014, the estimated fair market values of the Senior Notes were approximately $1 billion and $983 million, respectively.  The carrying value of the Senior Notes on our Condensed Consolidated Balance Sheets as of both October 3, 2014 and January 3, 2014 was $1 billion, excluding unamortized discount.  The fair value of the Senior Notes was derived by taking quoted prices of comparable bonds and making an adjustment to reflect our credit to determine the price of the Senior Notes (Level 2) in the trading market and multiplying it by the outstanding balance of the notes.

Revolving line of credit

Our revolving line of credit is used to fund daily operating cash needs and to support our standby letters of credit.  In the ordinary course of business, the use of our revolving line of credit is a function of collection and disbursement activities.  Our daily cash needs generally follow a predictable pattern that parallels our payroll cycles, which dictate, as necessary, our short-term borrowing requirements.

As of October 3, 2014, we had an outstanding balance of $22 million on our revolving line of credit.  We had no outstanding debt balances on our revolving line of credit as of January 3, 2014.  As of October 3, 2014, we had issued $92 million of letters of credit, leaving $886 million available under our revolving credit facility.

Other Indebtedness

Our other indebtedness included notes payable and capital leases for office equipment, computer equipment, furniture, vehicles and automotive equipment, and construction equipment, five-year loan notes, and foreign lines of credit.  As of October 3, 2014 and January 3, 2014, we maintained several credit lines with an aggregate borrowing capacity of $45 million and $51 million, respectively, and had remaining borrowing capacity of $44 million and $49 million, respectively.

NOTE 8.  INCOME TAXES

Our effective income tax rates for the three and nine months ended October 3, 2014 decreased to 20.2% and 20.6%, from 26.8% and 30.3% for the three and nine months ended September 27, 2013, respectively.  The lower rate for the three months ended October 3, 2014 was primarily due to an increase in the mix of income attributable to noncontrolling interest. The lower rate for the nine months ended October 3, 2014 was primarily attributable to tax benefits, discrete to the second quarter, of approximately $9 million recognized from the reorganization of Canadian affiliates and approximately $13 million recognized from entering into service agreements with foreign affiliates.

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NOTE 9.  EMPLOYEE RETIREMENT PLANS

Defined Benefit Plans

We sponsor a number of pension and unfunded supplemental executive retirement plans.  The components of our net periodic pension costs relating to our defined benefit plans for the three and nine months ended October 3, 2014 and September 27, 2013 were as follows:

	Three Months Ended
	Domestic Plans		Foreign Plans
	October 3,	September 27,	October 3,	September 27,
(In millions)	2014	2013	2014	2013
Service cost	$2	$2	$—	$—
Interest cost	5	5	7	6
Expected return on plan assets	(5)	(5)	(7)	(6)
Amortization of:
Net loss	2	4	1	—
Net periodic pension costs	$4	$6	$1	$—

	Nine Months Ended
	Domestic Plans		Foreign Plans
	October 3,	September 27,	October 3,	September 27,
(In millions)	2014	2013	2014	2013
Service cost	$6	$6	$—	$—
Interest cost	15	13	20	17
Expected return on plan assets	(16)	(14)	(20)	(18)
Amortization of:
Net loss	6	12	1	—
Net periodic pension costs	$11	$17	$1	$(1)

During the three and nine months ended October 3, 2014, we made cash contributions, including employer-directed benefit payments, of $12 million and $26 million, respectively, to the domestic and foreign defined benefit plans.  We expect to make additional cash contributions, including estimated employer-directed benefit payments, of approximately $22 million for the remainder of our 2014 fiscal year.

NOTE 10.  STOCKHOLDERS’ EQUITY

Dividend Program

Our Board of Directors declared the following dividends:

Declaration Date	Dividend Per Share	Record Date	Total Maximum Payment	Payment Date
(In millions, except per share data)
February 28, 2014	$0.22	March 21, 2014	$16	April 11, 2014
May 9, 2014	$0.22	June 20, 2014	$16	July 11, 2014
August 8, 2014	$0.22	September 19, 2014	16	October 10, 2014

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Equity Incentive Plans

On March 27, 2014, 1.4 million shares of restricted stock awards and units were granted under our 2008 Equity Incentive Plan (“2008 Plan”) to our executive officers and other employees.  We recognize stock-based compensation expense for awards with performance conditions if and when it is probable that the performance condition will be achieved.

A summary of the status of and changes in our nonvested restricted stock awards and units, according to their contractual terms, as of and for the nine months ended October 3, 2014, is presented below:

	Nine Months Ended
	October 3, 2014
		Weighted-
	Shares	Average Grant
	(in millions)	Date Fair Value
Nonvested at January 3, 2014	2.8	$43.66
Granted	1.4	$46.97
Vested	(0.5)	$45.81
Forfeited	(0.7)	$43.28
Nonvested at October 3, 2014	3.0	$45.64

Stock Repurchase Program

For fiscal years 2012 and 2013, the number of shares authorized for repurchase under the repurchase program was 3.0 million shares, plus the number of shares equal to the difference between the number of shares authorized to be repurchased in the prior year and the actual number of shares repurchased during the prior year, not to exceed 6.0 million shares in aggregate.  In February 2014, our Board of Directors approved a modification of our stock repurchase program to allow for the repurchase of up to 12.0 million shares of our common stock in fiscal year 2014.  The Board of Directors may modify, suspend, extend or terminate the program at any time.

The following table summarizes our stock repurchase activities for the three and nine months ended October 3, 2014 and September 27, 2013:

	Three Months Ended		Nine Months Ended
(In millions, except average price paid	October 3,	September 27,	October 3,	September 27,
per share)	2014	2013	2014	2013

Common stock repurchase shares	—	—	5.7	2.0
Average price paid per share	$—	$—	$46.45	$45.55
Cost of common stock repurchased	$—	$—	$266	$93

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NOTE 11.  SEGMENT AND RELATED INFORMATION

We operate our business through the following four segments:

•                  Our Infrastructure & Environment Division provides program management, planning, design, engineering, construction and construction management, operations and maintenance, and decommissioning and closure services to the U.S. federal government, state and local government agencies, and private sector clients in the U.S. and internationally.

•                  Our Federal Services Division provides services to a wide variety of U.S. federal government agencies, as well as to national governments in other countries.  This includes program management, planning, design, engineering, systems engineering and technical assistance, construction and construction management, operations and maintenance, management and operations, IT, and decommissioning and closure services.

•                  Our Energy & Construction Division provides program management, planning, design, engineering, construction and construction management, operations and maintenance, and decommissioning and closure services to private sector clients as well as federal, state, and local government agencies.

•                  Our Oil & Gas Division provides services to oil and gas industry clients throughout the U.S. and Canada.  This includes oilfield services, such as rig transportation and fluid hauling; oil and gas production services, including mechanical, electrical and instrumentation services; pipeline and facility construction; engineering; and maintenance services.

These four segments operate under separate management groups and produce discrete financial information.  Their operating results also are reviewed separately by management.  The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies in our Current Report on Form 8-K.  The information disclosed in our condensed consolidated financial statements is based on the four segments that compose our current organizational structure.

Effective with the beginning of our fiscal year 2014, we realigned our Global Management and Operations Services Group, which was previously a component of our Energy & Construction Division, under the operations and management of our Federal Services Division.  The realignment of this group consolidated the majority of our business with U.S. federal government agencies and national governments outside the U.S. in our Federal Services Division.  We also realigned a portion of our facility construction, process engineering, and operations and maintenance services to the oil and gas industry among our Oil & Gas, Infrastructure & Environment, and Energy & Construction Divisions.  These changes, which restructured elements of our oil and gas business from an organization based on legacy acquisitions to one based on service, are designed to improve our ability to provide integrated services to our oil and gas clients.  To reflect these realignments, we have revised the prior year amounts to conform to our current year presentation.

The following table presents summarized financial information for our reportable segments.  “Inter-segment, eliminations and other” in the following table includes eliminations of inter-segment sales and investments in subsidiaries.  The segment balance sheet information presented below is included for informational purposes only.  We do not allocate resources based upon the balance sheet amounts of individual segments.  Our long-lived assets consist primarily of property and equipment.

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	Three Months Ended		Nine Months Ended
	October 3,	September 27,	October 3,	September 27,
(In millions)	2014	2013	2014	2013
Revenues
Infrastructure & Environment	$867	$894	$2,541	$2,739
Federal Services	709	782	2,086	2,480
Energy & Construction	534	625	1,640	1,803
Oil & Gas	469	471	1,446	1,438
Inter-segment, eliminations and other	(13)	(36)	(55)	(130)
Total revenues	$2,566	$2,736	$7,658	$8,330
Equity in income of unconsolidated joint ventures
Infrastructure & Environment	$—	$(1)	$1	$—
Federal Services	22	16	57	52
Energy & Construction	2	3	4	7
Oil & Gas	(7)	(1)	(9)	—
Total equity in income of unconsolidated joint ventures	$17	$17	$53	$59
URS operating income (1)
Infrastructure & Environment	$45	$58	$132	$158
Federal Services	47	73	172	251
Energy & Construction	12	9	28	36
Oil & Gas	17	27	31	36
Corporate (2)	(44)	(14)	(93)	(60)
Total URS operating income	$77	$153	$270	$421
Operating income
Infrastructure & Environment	$45	$59	$132	$159
Federal Services	64	92	216	295
Energy & Construction	18	15	40	48
Oil & Gas	17	27	30	35
Corporate (2)	(44)	(14)	(93)	(60)
Total operating income	$100	$179	$325	$477
Depreciation and amortization
Infrastructure & Environment	$13	$12	$38	$37
Federal Services	12	11	34	33
Energy & Construction	8	9	27	31
Oil & Gas	23	28	72	89
Corporate	1	3	6	7
Total depreciation and amortization	$57	$63	$177	$197

(1)         We are providing information regarding URS operating income (loss) by segment because management uses this information to assess performance and make decisions about resource allocation.  URS operating income is defined as segment operating income after reductions for pre-tax noncontrolling interests.

(2)         Corporate includes expenses related to corporate functions and transaction-related expenses.

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Reconciliations of URS operating income (loss) by segment to segment operating income (loss) for the three and nine months ended October 3, 2014 and September 27, 2013 are as follows:

	Three Months Ended October 3, 2014
	Infrastructure		Energy	Oil
	&	Federal	&	&
(In millions)	Environment	Services	Construction	Gas	Corporate	Consolidated
URS operating income (loss)	$45	$47	$12	$17	$(44)	$77
Noncontrolling interests	—	17	6	—	—	23
Operating income (loss)	$45	$64	$18	$17	$(44)	$100

	Three Months Ended September 27, 2013
	Infrastructure		Energy	Oil
	&	Federal	&	&
(In millions)	Environment	Services	Construction	Gas	Corporate	Consolidated
URS operating income (loss)	$58	$73	$9	$27	$(14)	$153
Noncontrolling interests	1	19	6	—	—	26
Operating income (loss)	$59	$92	$15	$27	$(14)	$179

	Nine Months Ended October 3, 2014
	Infrastructure		Energy	Oil
	&	Federal	&	&
(In millions)	Environment	Services	Construction	Gas	Corporate	Consolidated
URS operating income (loss)	$132	$172	$28	$31	$(93)	$270
Noncontrolling interests	—	44	12	(1)	—	55
Operating income (loss)	$132	$216	$40	$30	$(93)	$325

	Nine Months Ended September 27, 2013
	Infrastructure		Energy	Oil
	&	Federal	&	&
(In millions)	Environment	Services	Construction	Gas	Corporate	Consolidated
URS operating income (loss)	$158	$251	$36	$36	$(60)	$421
Noncontrolling interests	1	44	12	(1)	—	56
Operating income (loss)	$159	$295	$48	$35	$(60)	$477

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Total investments in and advances to unconsolidated joint ventures and property and equipment, net of accumulated depreciation, were as follows:

	October 3,	January 3,
(In millions)	2014	2014
Infrastructure & Environment	$9	$8
Federal Services	96	95
Energy & Construction	19	21
Oil & Gas	107	121
Total investments in and advances to unconsolidated joint ventures	$231	$245

Infrastructure & Environment	$153	$136
Federal Services	34	39
Energy & Construction	45	53
Oil & Gas	314	351
Corporate	27	29
Total property and equipment, net of accumulated depreciation	$573	$608

Total assets by segment were as follows:

	October 3,	January 3,
(In millions)	2014	2014

Infrastructure & Environment	$2,125	$2,119
Federal Services	2,534	2,728
Energy & Construction	2,086	2,118
Oil & Gas	1,468	1,496
Corporate	340	257
Total assets	$8,553	$8,718

Interim Goodwill Review

We perform our annual goodwill impairment review as of the end of the first month following our September reporting period and also perform interim impairment reviews when triggering events occur.  On July 11, 2014, we entered into a merger agreement with AECOM.  Based on the implied value of the AECOM merger to URS Shareholders, we performed an interim goodwill impairment test as of July 4, 2014 for all of our seven reporting units. We performed an analysis to determine whether the fair value of each reporting unit was less than its carrying amount.  Analytical procedures were also performed to include an analysis of the impact on stock market prices of URS and comparable companies, review of stock analyst reports, and management guidance and commentary from comparable companies.  Based on this analysis, it was determined that there was no impairment.  During the third quarter of 2014, no events or changes in circumstances occurred that prompted us to perform any additional interim goodwill impairment tests.

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Major Customers and Other

Our largest clients are from our federal market sector.  Within this sector, we have multiple contracts with our two major customers:  the U.S. Army and the DOE.  For the purpose of analyzing revenues from major customers, we do not consider the combination of all federal departments and agencies as one customer.  The different federal agencies manage separate budgets.  As such, reductions in spending by one federal agency do not affect the revenues we could earn from another federal agency.  In addition, the procurement processes for federal agencies are not centralized, and procurement decisions are made separately by each federal agency.  The loss of the federal government, the U.S. Army, or DOE as clients would have a material adverse effect on our business.

Our revenues from the U.S. Army and DOE by division for the three and nine months ended October 3, 2014 and September 27, 2013 are presented below:

	Three Months Ended		Nine Months Ended
	October 3,	September 27,	October 3,	September 27,
(In millions, except percentages)	2014	2013	2014	2013
The U.S. Army (1)
Infrastructure & Environment	$34	$28	$101	$93
Federal Services	159	245	537	888
Energy & Construction	53	46	149	98
Total U.S. Army	$246	$319	$787	$1,079
Revenues from the U.S. Army as a percentage of our consolidated revenues	10%	12%	10%	13%

DOE
Infrastructure & Environment	$1	$1	$2	$3
Federal Services	231	232	641	655
Energy & Construction	3	4	4	4
Total DOE	$235	$237	$647	$662
Revenues from DOE as a percentage of our consolidated revenues	9%	9%	8%	8%

Revenues from the federal market sector as a percentage of our consolidated revenues	32%	34%	31%	35%

(1)         The U.S. Army includes U.S. Army Corps of Engineers.

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NOTE 12.  COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, we and our affiliates are subject to various disputes, audits, investigations and legal proceedings.  Additionally, as a government contractor, we are subject to audits, investigations, and claims with respect to our contract performance, pricing, costs, cost allocations, and procurement practices.  The final outcomes of these various matters cannot be predicted or estimated with certainty.  We are including information regarding the following matters:

•      USAID Egyptian Projects:  In March 2003, Washington Group International, Inc., a Delaware company (“WGI Delaware”), our wholly owned subsidiary, was notified by the Department of Justice that the federal government was considering civil litigation against WGI Delaware for potential violations of the U.S. Agency for International Development (“USAID”) source, origin, and nationality regulations in connection with five of WGI Delaware’s USAID-financed host-country projects located in Egypt beginning in the early 1990s.  In November 2004, the federal government filed an action in the United States District Court for the District of Idaho against WGI Delaware, Contrack International, Inc., and MISR Sons Development S.A.E., an Egyptian construction company, asserting violations under the Federal False Claims Act, the Federal Foreign Assistance Act of 1961, as well as common law theories of payment by mistake and unjust enrichment.  The federal government seeks damages and civil penalties (including doubling and trebling of damages) for violations of the statutes as well as a refund of the approximately $373 million paid to WGI Delaware under the specified contracts.  WGI Delaware has denied any liability in the action and contests the federal government’s damage allegations and its entitlement to recovery.  All USAID projects under the contracts have been completed and are fully operational.

In March 2005, WGI Delaware filed motions in Idaho District Court and the United States Bankruptcy Court in Nevada contending that the federal government’s Idaho action is barred under the plan of reorganization approved by the Bankruptcy Court in 2002 when WGI Delaware emerged from bankruptcy protection.  In 2006, the Idaho action was stayed pending the bankruptcy-related proceedings.  On April 24, 2012, the Bankruptcy Court ruled that the bulk of the federal government’s claims under the False Claims and the Federal Foreign Assistance Acts are not barred.  On November 7, 2012, WGI Delaware appealed the Bankruptcy Court’s decision to the Ninth Circuit Bankruptcy Appellate Panel.  On August 2, 2013, the Appellate Panel affirmed the Bankruptcy Court’s decision.  On September 26, 2013, WGI Delaware appealed the Appellate Panel’s decision to the United States Ninth Circuit Court of Appeals.

WGI Delaware intends to continue to defend this matter vigorously; however, WGI Delaware cannot provide assurance that it will be successful in these efforts.  The potential range of loss and the resolution of these matters cannot be determined at this time primarily due to the very limited factual record that exists in light of the limited discovery that has been conducted to-date in the Idaho litigation; the fact that the matter involves unique and complex bankruptcy, international, and federal regulatory legal issues; the uncertainty concerning legal theories and their potential resolution by the courts; and the overall age of this matter, as well as a number of additional factors.  Accordingly, no amounts have been accrued for the federal government claims in the Idaho action.

•      New Orleans Levee Failure Class Action Litigation:  From July 1999 through May 2005, Washington Group International, Inc., an Ohio company (“WGI Ohio”), a wholly owned subsidiary acquired by us on November 15, 2007, performed demolition, site preparation, and environmental remediation services for the U.S. Army Corps of Engineers on the east bank of the Inner Harbor Navigation Canal (the “Industrial Canal”) in New Orleans, Louisiana.  On August 29, 2005, Hurricane Katrina devastated New Orleans.  The storm surge created by the hurricane overtopped the Industrial Canal levee and floodwall, flooding the Lower Ninth Ward and other parts of the city.  Fifty-nine personal injury and property damage class action lawsuits were filed in Louisiana State and federal court against several defendants, including WGI Ohio, seeking $200 billion in damages plus attorneys’ fees and costs.  Plaintiffs are residents and property owners who claim to have incurred damages from the breach and failure of the hurricane protection levees and floodwalls in the wake of Hurricane Katrina.

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All 59 lawsuits were pleaded as class actions but none have yet been certified as class actions.  Along with WGI Ohio, the U.S. Army Corps of Engineers, the Board for the Orleans Levee District, and its insurer, St. Paul Fire and Marine Insurance Company were also named as defendants.  At this time WGI Ohio and the Army Corps of Engineers are the remaining defendants.  These 59 lawsuits, along with other hurricane-related cases not involving WGI Ohio, were consolidated in the United States District Court for the Eastern District of Louisiana (“District Court”).

Plaintiffs allege that defendants were negligent in their design, construction and/or maintenance of the New Orleans levees.  Specifically, as to WGI Ohio, plaintiffs allege that work WGI Ohio performed adjacent to the Industrial Canal damaged the levee and floodwall, causing or contributing to breaches and flooding.  WGI Ohio did not design, construct, repair or maintain any of the levees or the floodwalls that failed during or after Hurricane Katrina.  Rather, WGI Ohio performed work adjacent to the Industrial Canal as a contractor for the federal government.

WGI Ohio filed a motion for summary judgment, seeking dismissal on grounds that government contractors are immune from liability.  On December 15, 2008, the District Court granted WGI Ohio’s motion for summary judgment, but several plaintiffs appealed that decision to the United States Fifth Circuit Court of Appeals on April 27, 2009.  On September 14, 2010, the Court of Appeals reversed the District Court’s summary judgment decision and WGI Ohio’s dismissal, and remanded the case back to the District Court for further litigation.  On August 1, 2011, the District Court decided that the government contractor immunity defense would not be available to WGI Ohio at trial, but would be an issue for appeal.  Five of the cases were tried in District Court from September 12, 2012 through October 3, 2012.  On April 12, 2013, the District Court ruled in favor of WGI Ohio and the Army Corps of Engineers, finding that the five plaintiffs failed to prove that WGI Ohio’s or the Army Corps of Engineers’ actions caused the failure of the Industrial Canal floodwall during Hurricane Katrina.  On July 1, 2013, WGI Ohio filed a motion for summary judgment in District Court to dismiss all other related cases as a result of the District Court’s April 2013 decision.  On December 20, 2013, the District Court dismissed the majority of the lawsuits and the remainder of the outstanding claims is being transferred to the District Court for final judgment of dismissal.

WGI Ohio intends to continue to defend these matters vigorously until all claims are dismissed; however, WGI Ohio cannot provide assurance that it will be successful in these efforts.  The potential range of loss and the resolution of these matters cannot be determined at this time primarily due to the likelihood of an appeal; uncertainty concerning legal theories and factual bases that plaintiffs may present and their resolution by courts or regulators; and uncertainty about the plaintiffs’ claims, if any, that might survive certain key motions of our affiliate, as well as a number of additional factors.

•                  DOE Deactivation, Demolition, and Removal Project:  WGI Ohio executed a cost-reimbursable task order with the DOE in 2007 to provide deactivation, demolition and removal services at a New York State project site that, during 2010, experienced contamination and performance issues.  In February 2011, WGI Ohio and the DOE executed a Task Order Modification that changed some cost-reimbursable contract provisions to at-risk.  The Task Order Modification, including subsequent amendments, requires the DOE to pay all project costs up to $106 million, requires WGI Ohio and the DOE to equally share in all project costs incurred from $106 million to $146 million, and requires WGI Ohio to pay all project costs exceeding $146 million.  In addition, in September 2011, WGI Ohio voluntarily paid a civil penalty related to the contamination incident.  Through October 3, 2014, WGI Ohio has incurred total project costs of $280 million.

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Due to unanticipated requirements and permitting delays by federal and state agencies, as well as delays and related ground stabilization activities caused by Hurricane Irene, WGI Ohio has been required to perform work outside the scope of the Task Order Modification.  In April 2013, WGI Ohio submitted claims against the DOE pursuant to the Contracts Disputes Acts seeking recovery of $118 million in unfunded requests for equitable adjustments (“REAs”), including additional fees on expanded work scope.  Through October 3, 2014, the DOE has approved one of the REAs for $1 million and has authorized $34 million of additional funding primarily related to the hurricane-caused impacts.  As of October 3, 2014, WGI Ohio has recorded $107 million in accounts receivable for project costs incurred to date in excess of the DOE contracted amount that may not be collected unless and until the claims are favorably resolved.  In addition, due to continuing delays and disagreements about the responsibilities for the scope of the remaining project completion costs, WGI Ohio is unable to determine its portion of the remaining project completion costs, which may exceed $300 million.

WGI Ohio can provide no certainty that it will recover the $118 million in submitted DOE claims and fees incurred through April 2013 related to REAs, hurricane-caused work or other directed changes, as well as any other project costs after April 2013 that WGI Ohio is obligated to incur including the remaining project completion costs, which could negatively impact our future results of operations.

•                  Bolivian Mine Services Agreement:  In 2009, a mine service agreement performed by our wholly owned subsidiary, Washington Group Bolivia, was unilaterally terminated for convenience by the mine owner.  The mine owner disputed the fair market value of mining equipment it was required to repurchase under the terms of the mine services agreement.  Subsequently, on November 16, 2010, Washington Group Bolivia received a formal claim asserting breaches of contractual obligations and warranties, including the failure to adhere to the requisite professional standard of care while performing the mine services agreement.  On June 17, 2011, Washington Group Bolivia received a formal demand for arbitration pursuant to the Rules of Arbitration of the International Chamber of Commerce (“ICC”) asserting claims up to $53 million.  Washington Group Bolivia brought a $50 million counterclaim on August 3, 2012 against the mine owner asserting claims of wrongful termination and lost productivity.  Arbitration on the mine owner’s claims and Washington Group Bolivia’s counterclaims commenced before the ICC.  In the course of the arbitration proceedings, the mine owner reduced its claims to approximately $32 million, while Washington Group Bolivia refined its counterclaim amount to not more than $63 million.  On August 9, 2013, an $11 million ICC arbitration tribunal award was issued against Washington Group Bolivia and, on September 5, 2013, the mine owner petitioned the United States District Court of Colorado to confirm the ICC arbitration award.  On October 1, 2013, Washington Group Bolivia filed a cross motion to partially vacate the ICC arbitration award in the District Court of Colorado.  On February 3, 2014, the District Court of Colorado entered judgment confirming the ICC arbitration award and denied Washington Group Bolivia’s motion to partially vacate the award.  Washington Group Bolivia has paid the award, and a satisfaction of judgment was filed by the mine owner with the Court on February 25, 2014.

We have accrued an estimated probable loss of $11 million related to this matter; however, we expect the loss to be recoverable under our insurance program.

•                  Canadian Pipeline Contract:  In January 2010, a pipeline owner filed an action in the Court of Queen’s Bench of Alberta, Canada against Flint Energy Services Ltd. (“Flint”), a company we acquired in May 2012, as well as against a number of other defendants, alleging that the defendants negligently provided pipe coating and insulation system services, engineering, design services, construction services, and other work, causing damage to and abandonment of the line.  The pipeline owner alleges it has suffered approximately C$85 million in damages in connection with the abandonment and replacement of the pipeline.  Flint was the construction contractor on the pipeline project.  Other defendants were responsible for engineering and design-services and for specifying and providing the actual pipe, insulation and coating materials used in the line.  In January 2011, the pipeline owner served a Statement of Claim on Flint and, in September 2011, Flint filed a Statement of Defense denying that the damages to the coating system of the pipeline were caused by any negligence or breach of contract of Flint.  Flint believes the damages were caused or contributed to by the negligence of one or more of the co-defendants and/or by the negligent operation of the pipeline owner.

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Flint intends to continue to defend this matter vigorously; however, it cannot provide assurance that it will be successful, in whole or in part, in these efforts.  The potential range of loss and the resolution of this matter cannot be determined at this time primarily due to the early stage of the discovery; the substantial uncertainty regarding the actual cause of the damage to or loss of the line; the nature and amount of each individual damage claim against the various defendants; and the uncertainty concerning legal theories and factual bases that the customer may present against all or some of the defendants.

•                  AECOM Merger Class-action Lawsuits:  In connection with the AECOM merger, beginning on July 21, 2014, multiple putative class action lawsuits were filed in the Court of Chancery of the State of Delaware by purported URS stockholders against URS Corporation:  Falato v. URS Corp., et al., City of Atlanta Firefighters’ Pension Fund v. Creel, et al., Petroutson v. URS Corp., et al., Miller v. URS Corp., et al., Oklahoma Police Pension & Retirement System v. Creel, et al., Cambridge Retirement System v. Creel, et al. and Sheet Metal Workers Local No. 33 Cleveland District Pension Plan v. URS Corp., et al.  The actions named as defendants URS Corporation, the members of the URS Board of Directors, AECOM Technology and its affiliates.  A number of the actions also named as a defendant JANA Partners LLC.  The complaints allege, among other things, that some or all members of the URS Board of Directors breached their fiduciary duties by approving the merger, and that the other defendants aided and abetted those alleged breaches.  The complaints seek, among other relief, class certification, preliminary and permanent injunctive relief, and monetary damages.

URS Corporation intends to defend these matters vigorously; however, URS Corporation cannot provide assurance that it will be successful in these efforts.  The potential range of loss and the resolution of these matters cannot be determined at this time primarily due to the early stage of the proceedings; the nature and amount of each individual damage claim against the various defendants; the uncertainty concerning legal theories and factual bases that the plaintiffs may present against all or some of the defendants; and uncertainty about the plaintiffs’ claims, if any, that might survive certain key motions, as well as a number of additional factors.

The resolution of outstanding claims and legal proceedings is subject to inherent uncertainty, and it is reasonably possible that any resolution of these claims and legal proceedings could have a material adverse effect on us, including a substantial charge to our earnings and operating results for that period; however, an estimate of all the reasonably possible losses cannot be determined at this time.

Insurance

Generally, our insurance program covers workers’ compensation and employer’s liability, general liability, automobile liability, professional errors and omissions liability, property, marine property and liability, aviation liability, management liability, and contractor’s pollution liability (in addition to other policies for specific projects).  We have also elected to retain a portion of the losses that occur through the use of various deductibles, limits, and self-insured retentions under our insurance programs.  In addition, our insurance policies contain exclusions and sublimits that insurance providers may use to deny or restrict coverage.  Excess liability, contractor’s pollution liability, and professional liability insurance policies provide coverages on a “claims-made” basis, covering only claims actually made and reported during the policy period currently in effect.  Thus, if we do not continue to maintain these policies, we will have no coverage for claims made after the termination date even for claims based on events that occurred during the term of coverage.  While we intend to maintain these policies, we may be unable to maintain existing coverage levels.

URS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED

(Continued)

Guarantee Obligations and Commitments

As of October 3, 2014, we had the following guarantee obligations and commitments:

We have agreed to indemnify one of our joint venture partners up to $25 million for any potential losses, damages, and liabilities associated with lawsuits in relation to general and administrative services we provide to the joint venture.

As of October 3, 2014, we had $46 million in bank guarantees outstanding under foreign credit facilities and other banking arrangements.

We also maintain a variety of commercial commitments that are generally made to support provisions of our contracts.  In addition, in the ordinary course of business, we provide letters of credit to clients and others against advance payments and to support other business arrangements.  We are required to reimburse the issuers of letters of credit for any payments they make under the letters of credit.

In the ordinary course of business, we may provide performance assurances and guarantees related to our services.  For example, these guarantees may include surety bonds, arrangements among our client, a surety, and us to ensure we perform our contractual obligations pursuant to our client agreement.  If our services under a guaranteed project are later determined to have resulted in a material defect or other material deficiency, then we may be responsible for monetary damages or other legal remedies.  When sufficient information about claims on guaranteed projects is available and monetary damages or other costs or losses are determined to be probable, we recognize such guarantee losses.

NOTE 13.  CONDENSED CONSOLIDATING FINANCIAL INFORMATION

On March 15, 2012, the Parent and Fox LP issued the Senior Notes.  See Note 7, “Indebtedness,” for more information.

Consistent with the arrangement between Parent and Fox LP, $399 million and $600 million of the Senior Notes are included in the liabilities of Parent and Fox LP, respectively, as of October 3, 2014.  As of January 3, 2014, $299 million and $700 million of the Senior Notes are included in the liabilities of Parent and Fox LP, respectively. On October 24, 2014, $572 million of these outstanding senior notes were redeemed. AECOM completed the acquisition of URS on October 17, 2014 and the URS Issuer Parent, Issuer Fox LP, and Non-issuer Guarantors became guarantors on AECOM’s senior note borrowings.

URS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED

(Continued)

The following is our condensed consolidating financial information, segregating the issuers, guarantor subsidiaries and non-guarantor subsidiaries, as of October 3, 2014 and January 3, 2014, and for the three and nine months ended October 3, 2014 and September 27, 2013.

	CONDENSED CONSOLIDATING BALANCE SHEET – UNAUDITED
	As of October 3, 2014
(in millions)	Issuer Parent	Issuer Fox LP	Guarantors	Non- Guarantors	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$143	$—	$25	$248	$(51)	$365
Accounts receivable, including retentions	—	—	765	648	(12)	1,401
Costs and accrued earnings in excess of billings on contracts	—	—	835	498	(1)	1,332
Less receivable allowances	—	—	(24)	(31)	—	(55)
Net accounts receivable	—	—	1,576	1,115	(13)	2,678
Intercompany accounts receivable	517	10	2,410	471	(3,408)	—
Other current assets	53	—	169	115	(23)	314
Total current assets	713	10	4,180	1,949	(3,495)	3,357
Investments in and advances to subsidiaries and unconsolidated joint ventures	5,456	74	1,488	161	(6,948)	231
Property and equipment, net	27	—	180	366	—	573
Intangible assets, net	—	—	197	293	—	490
Goodwill	—	—	2,230	1,451	—	3,681
Other long-term assets	18	—	111	95	(3)	221
Total assets	$6,214	$84	$8,386	$4,315	$(10,446)	$8,553
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$2	$—	$22	$23	$—	$47
Accounts payable and subcontractors payable, including retentions	24	—	404	334	(67)	695
Accrued salaries and employee benefits	40	—	372	128	—	540
Billings in excess of costs and accrued earnings on contracts	—	—	121	78	—	199
Intercompany accounts payable	1,828	—	1,220	360	(3,408)	—
Short-term intercompany notes payable	66	—	21	230	(317)	—
Other current liabilities	100	(1)	206	24	(20)	309
Total current liabilities	2,060	(1)	2,366	1,177	(3,812)	1,790
Long-term debt	1,007	600	44	63	—	1,714
Deferred tax liabilities	—	—	382	74	(3)	453
Self-insurance reserves	—	—	10	118	—	128
Pension and post-retirement benefit obligations	—	—	108	152	—	260
Long-term intercompany notes payable	—	—	571	1,175	(1,746)	—
Other long-term liabilities	6	—	109	31	—	146
Total liabilities	3,073	599	3,590	2,790	(5,561)	4,491
URS stockholders’ equity	3,916	27	5,456	1,465	(6,948)	3,916
Intercompany notes receivable	(775)	(542)	(660)	(86)	2,063	—
Total URS stockholders’ equity	3,141	(515)	4,796	1,379	(4,885)	3,916
Noncontrolling interests	—	—	—	146	—	146
Total stockholders’ equity	3,141	(515)	4,796	1,525	(4,885)	4,062
Total liabilities and stockholders’ equity	$6,214	$84	$8,386	$4,315	$(10,446)	$8,553

URS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED

(Continued)

	CONDENSED CONSOLIDATING BALANCE SHEET - UNAUDITED
	As of January 3, 2014
(in millions)	Issuer Parent	Issuer Fox LP	Guarantors	Non- Guarantors	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$107	$—	$20	$205	$(48)	$284
Accounts receivable, including retentions	—	—	815	590	(12)	1,393
Costs and accrued earnings in excess of billings on contracts	—	—	980	547	(6)	1,521
Less receivable allowances	—	—	(30)	(35)	—	(65)
Net accounts receivable	—	—	1,765	1,102	(18)	2,849
Intercompany accounts receivable	440	19	2,439	422	(3,320)	—
Other current assets	42	—	108	118	(10)	258
Total current assets	589	19	4,332	1,847	(3,396)	3,391
Investments in and advances to subsidiaries and unconsolidated joint ventures	5,731	52	1,488	192	(7,218)	245
Property and equipment at cost, net	29	—	166	413	—	608
Intangible assets, net	—	—	229	341	—	570
Goodwill	—	—	2,230	1,466	—	3,696
Other long-term assets	19	—	106	87	(4)	208
Total assets	$6,368	$71	$8,551	$4,346	$(10,618)	$8,718
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$2	$—	$16	$27	$—	$45
Accounts payable and subcontractors payable, including retentions	3	—	421	331	(67)	688
Accrued salaries and employee benefits	34	—	345	128	—	507
Billings in excess of costs and accrued earnings on contracts	—	—	126	107	—	233
Intercompany accounts payable	1,952	—	1,052	316	(3,320)	—
Short-term intercompany notes payable	66	—	21	189	(276)	—
Other current liabilities	50	9	277	40	(10)	366
Total current liabilities	2,107	9	2,258	1,138	(3,673)	1,839
Long-term debt	907	700	28	32	—	1,667
Deferred tax liabilities	—	—	371	76	(3)	444
Self-insurance reserves	—	—	11	116	—	127
Pension and post-retirement benefit obligations	—	—	124	162	—	286
Long-term intercompany notes payable	—	—	564	1,263	(1,827)	—
Other long-term liabilities	3	—	94	31	—	128
Total liabilities	3,017	709	3,450	2,818	(5,503)	4,491
URS stockholders’ equity	4,081	19	5,731	1,468	(7,218)	4,081
Intercompany notes receivable	(730)	(657)	(630)	(86)	2,103	—
Total URS stockholders’ equity	3,351	(638)	5,101	1,382	(5,115)	4,081
Noncontrolling interests	—	—	—	146	—	146
Total stockholders’ equity	3,351	(638)	5,101	1,528	(5,115)	4,227
Total liabilities and stockholders’ equity	$6,368	$71	$8,551	$4,346	$(10,618)	$8,718

URS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED

(Continued)

	CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS – UNAUDITED
	For the Three Months Ended October 3, 2014
(in millions)	Issuer Parent	Issuer Fox LP	Guarantors	Non- Guarantors	Eliminations	Consolidated

Revenues	$—	$—	$1,478	$1,186	$(98)	$2,566
Cost of revenues	—	—	(1,452)	(1,082)	98	(2,436)
General and administrative expenses	(16)	—	—	1	—	(15)
Transaction-related expenses	(29)	—	(2)	(1)	—	(32)
Equity in income (loss) in subsidiaries	68	7	68	(5)	(138)	—
Equity in income of unconsolidated joint ventures	—	—	2	15	—	17
Intercompany royalty and general and administrative charges	10	—	(3)	(7)	—	—
Operating income (loss)	33	7	91	107	(138)	100
Interest expense	(7)	(8)	(1)	(2)	—	(18)
Intercompany interest income	3	—	9	1	(13)	—
Intercompany interest expense	(1)	—	(2)	(10)	13	—
Income (loss) before income taxes	28	(1)	97	96	(138)	82
Income tax benefit (expense)	15	3	(29)	(5)	—	(16)
Net income (loss) including noncontrolling interests	43	2	68	91	(138)	66
Noncontrolling interests in income of consolidated subsidiaries	—	—	—	(23)	—	(23)
Net income (loss) attributable to URS	$43	$2	$68	$68	$(138)	$43
Comprehensive income (loss) attributable to URS	$(21)	$2	$9	$—	$(11)	$(21)

URS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED

(Continued)

	CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS – UNAUDITED
	For the Three Months Ended September 27, 2013
(in millions)	Issuer Parent	Issuer Fox LP	Guarantors	Non- Guarantors	Eliminations	Consolidated

Revenues	$—	$—	$1,679	$1,141	$(84)	$2,736
Cost of revenues	—	—	(1,576)	(1,068)	84	(2,560)
General and administrative expenses	(15)	—	—	1	—	(14)
Equity in income (loss) in subsidiaries	78	8	46	(6)	(126)	—
Equity in income of unconsolidated joint ventures	—	—	—	17	—	17
Intercompany royalty and general and administrative charges	39	—	(36)	(3)	—	—
Operating income (loss)	102	8	113	82	(126)	179
Interest expense	(8)	(9)	—	(6)	—	(23)
Intercompany interest income	2	1	9	1	(13)	—
Intercompany interest expense	—	—	(2)	(11)	13	—
Other expenses	—	—	—	2	—	2
Income (loss) before income taxes	96	—	120	68	(126)	158
Income tax benefit (expense)	(7)	2	(42)	4	—	(43)
Net income (loss) including noncontrolling interests	89	2	78	72	(126)	115
Noncontrolling interests in income of consolidated subsidiaries	—	—	—	(26)	—	(26)
Net income (loss) attributable to URS	$89	$2	$78	$46	$(126)	$89
Comprehensive income (loss) attributable to URS	$117	$2	$107	$72	$(181)	$117

URS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED

(Continued)

	CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS – UNAUDITED
	For the Nine Months Ended October 3, 2014
(in millions)	Issuer Parent	Issuer Fox LP	Guarantors	Non- Guarantors	Eliminations	Consolidated

Revenues	$—	$—	$4,466	$3,437	$(245)	$7,658
Cost of revenues	—	—	(4,280)	(3,255)	245	(7,290)
General and administrative expenses	(65)	—	—	1	—	(64)
Transaction-related expenses	(29)	—	(2)	(1)	—	(32)
Equity in income (loss) in subsidiaries	186	22	105	(14)	(299)	—
Equity in income of unconsolidated joint ventures	—	—	6	47	—	53
Intercompany royalty and general and administrative charges	66	—	(51)	(15)	—	—
Operating income (loss)	158	22	244	200	(299)	325
Interest expense	(23)	(24)	(1)	(6)	—	(54)
Intercompany interest income	8	2	27	2	(39)	—
Intercompany interest expense	(2)	—	(7)	(30)	39	—
Other expenses	—	—	—	(3)	—	(3)
Income (loss) before income taxes	141	—	263	163	(299)	268
Income tax benefit (expense)	17	8	(77)	(3)	—	(55)
Net income (loss) including noncontrolling interests	158	8	186	160	(299)	213
Noncontrolling interests in income of consolidated subsidiaries	—	—	—	(55)	—	(55)
Net income (loss) attributable to URS	$158	$8	$186	$105	$(299)	$158
Comprehensive income (loss) attributable to URS	$117	$8	$151	$45	$(204)	$117

URS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED

(Continued)

	CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS – UNAUDITED
	For the Nine Months Ended September 27, 2013
(in millions)	Issuer Parent	Issuer Fox LP	Guarantors	Non- Guarantors	Eliminations	Consolidated

Revenues	$—	$—	$5,110	$3,472	$(252)	$8,330
Cost of revenues	—	—	(4,759)	(3,345)	252	(7,852)
General and administrative expenses	(61)	—	—	1	—	(60)
Equity in income (loss) in subsidiaries	210	23	52	(15)	(270)	—
Equity in income of unconsolidated joint ventures	—	—	5	54	—	59
Intercompany royalty and general and administrative charges	108	—	(97)	(11)	—	—
Operating income (loss)	257	23	311	156	(270)	477
Interest expense	(24)	(26)	(1)	(15)	—	(66)
Intercompany interest income	7	3	27	1	(38)	—
Intercompany interest expense	(1)	—	(7)	(30)	38	—
Other expenses	—	—	—	(4)	—	(4)
Income (loss) before income taxes	239	—	330	108	(270)	407
Income tax benefit (expense)	(11)	8	(120)	—	—	(123)
Net income (loss) including noncontrolling interests	228	8	210	108	(270)	284
Noncontrolling interests in income of consolidated subsidiaries	—	—	—	(56)	—	(56)
Net income (loss) attributable to URS	$228	$8	$210	$52	$(270)	$228
Comprehensive income (loss) attributable to URS	$186	$8	$174	$2	$(184)	$186

URS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED

(Continued)

	CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS – UNAUDITED
	For the Nine Months Ended October 3, 2014
(in millions)	Issuer Parent	Issuer Fox LP	Guarantors	Non- Guarantors	Eliminations	Consolidated

Net cash from operating activities	$9	$(26)	$333	$180	$(3)	$493
Cash flows from investing activities:
Proceeds from disposal of property and equipment	—	—	2	32	—	34
Changes in restricted cash	—	—	—	7	—	7
Capital expenditures, less equipment purchased through capital leases and equipment notes	(5)	—	(39)	(25)	—	(69)
Other intercompany investing activities	2	126	562	(85)	(605)	—
Net cash from investing activities	(3)	126	525	(71)	(605)	(28)
Cash flows from financing activities:
Borrowings from long-term debt	100	—	—	—	(100)	—
Payments on long-term debt	—	(100)	(6)	—	100	(6)
Borrowings from revolving line of credit	610	—	—	201	—	811
Payments on revolving line of credit	(610)	—	—	(178)	—	(788)
Net payments on other indebtedness	(2)	—	(8)	(18)	—	(28)
Net change in overdrafts	—	—	—	(1)	—	(1)
Proceeds from employee stock purchases and exercises of stock options	7	—	—	—	—	7
Distributions to noncontrolling interests	—	—	—	(57)	—	(57)
Dividends paid	(46)	—	—	—	—	(46)
Repurchases of common stock and stock repurchased in connection with exercises of stock options and vesting of restricted stock awards	(273)	—	—	—	—	(273)
Other intercompany financing activities	244	—	(839)	(10)	605	—
Net cash from financing activities	30	(100)	(853)	(63)	605	(381)
Net change in cash and cash equivalents	36	—	5	46	(3)	84
Effect of foreign exchange rate changes on cash and cash equivalents	—	—	—	(3)	—	(3)
Cash and cash equivalents at beginning of period	107	—	20	205	(48)	284
Cash and cash equivalents at end of period	$143	$—	$25	$248	$(51)	$365

URS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED

(Continued)

	CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS – UNAUDITED
	For the Nine Months Ended September 27, 2013
(in millions)	Issuer Parent	Issuer Fox LP	Guarantors	Non- Guarantors	Eliminations	Consolidated

Net cash from operating activities	$(58)	$(6)	$424	$57	$(41)	$376
Cash flows from investing activities:
Proceeds from disposal of property and equipment	—	—	1	32	—	33
Changes in restricted cash	—	—	—	5	—	5
Capital expenditures, less equipment purchased through capital leases and equipment notes	(6)	—	(23)	(40)	—	(69)
Other intercompany investing activities	549	6	677	409	(1,641)	—
Net cash from investing activities	543	6	655	406	(1,641)	(31)
Cash flows from financing activities:
Payments on long-term debt	—	—	(4)	—	—	(4)
Borrowings from revolving line of credit	871	—	—	58	—	929
Payments on revolving line of credit	(871)	—	—	(116)	—	(987)
Net payments on other indebtedness	(15)	—	(8)	(10)	—	(33)
Net change in overdrafts	—	—	(51)	(6)	2	(55)
Proceeds from employee stock purchases and exercises of stock options	15	—	—	—	—	15
Distributions to noncontrolling interests	—	—	—	(49)	—	(49)
Dividends paid	(47)	—	—	—	—	(47)
Repurchases of common stock and stock repurchased in connection with exercises of stock options and vesting of restricted stock awards	(111)	—	—	—	—	(111)
Other intercompany financing activities	(226)	—	(1,012)	(403)	1,641	—
Net cash from financing activities	(384)	—	(1,075)	(526)	1,643	(342)
Net change in cash and cash equivalents	101	—	4	(63)	(39)	3
Effect of foreign exchange rate changes on cash and cash equivalents	—	—	—	(3)	—	(3)
Cash and cash equivalents at beginning of period	14	—	17	286	(2)	315
Cash and cash equivalents at end of period	$115	$—	$21	$220	$(41)	$315